PRELIMINARY

SONUS NETWORKS, INC.
4 TECHNOLOGY PARK DRIVE
WESTFORD, MA 01886

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Daylight Time on [TBD], 2017. Please have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by Sonus Networks, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Daylight Time on [TBD], 2017. Please have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E32389-TBD

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SONUS NETWORKS, INC.

The Board of Directors recommends you vote FOR proposals 1, 2A, 2B, 2C, 2D, 2E, 3 and 4.

		For	Against	Abstain
1.	To consider and vote upon a proposal (the "Sonus merger proposal") to adopt the agreement and plan of merger (the "merger agreement"), dated as of May 23, 2017, among Sonus Networks, Inc. ("Sonus"), Solstice Sapphire Investments, Inc. ("New Solstice"), Solstice Sapphire, Inc. ("Solstice Merger Sub"), Green Sapphire Investments LLC, Green Sapphire LLC, GENBAND Holdings Company ("GENBAND"), GENBAND Inc. ("GB") and GENBAND II, Inc. ("GB II" and together with GENBAND and GB, the "GENBAND parties"), and approve the merger of Solstice Merger Sub with and into Sonus, with Sonus surviving the Sonus merger as a wholly owned subsidiary of New Solstice.*	☐	☐	☐
2.	To consider and vote upon five separate proposals (the "Sonus governance-related proposals") relating to the amended and restated certificate of incorporation of New Solstice that, in accordance with the merger agreement, will be approved and adopted by Sonus as the sole stockholder of New Solstice prior to the mergers and will continue to be in effect after the completion of the mergers and the principal stockholders agreement that New Solstice will enter into with certain of the existing principal stockholders of the GENBAND parties (the "OEP Stockholders") upon completion of the mergers.*			
2A.	To approve provisions related to the amount and classes of authorized stock	☐	☐	☐
2B.	To approve provisions related to board size and composition	☐	☐	☐
2C.	To approve provisions related to removal of directors	☐	☐	☐
2D.	To approve provisions granting preemptive rights to the OEP Stockholders	☐	☐	☐
2E.	To approve provisions relating to Section 203 of the Delaware General Corporation Law	☐	☐	☐
3.	To consider and vote upon a proposal to permit Sonus to adjourn the special meeting, if necessary, for further solicitation of proxies if there are not sufficient votes at the originally scheduled time of the special meeting to approve the Sonus merger proposal and the Sonus governance-related proposals.	☐	☐	☐
4.	To consider and vote upon a proposal to approve, by non-binding, advisory vote, certain compensation arrangements for Sonus' named executive officers in connection with the mergers.	☐	☐	☐

* Each of Proposal 1 and the proposals comprising Proposal 2 is cross-conditioned upon the approval by Sonus stockholders of Proposal 1 and all of the proposals comprising Proposal 2. None of Proposals 1, 2A, 2B, 2C, 2D or 2E will be deemed approved unless all of them are approved.

NOTE: In their discretion, the proxy holders are authorized to vote upon other business, if any, that may properly come before the meeting and any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

CONSOLIDATED ID TEMPLATE V1

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement are available at www.proxyvote.com. E32390-TBD SPECIAL MEETING OF STOCKHOLDERS OF SONUS NETWORKS, INC. [TBD], 2017 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned stockholder(s) of SONUS NETWORKS, INC., a Delaware corporation, hereby acknowledge(s) receipt of the notice of Special Meeting of Stockholders and Proxy Statement and hereby appoint(s) Mr. Raymond P. Dolan and Mr. Jeffrey M. Snider, and each of them, jointly and severally, as proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2017 Special Meeting of Stockholders of Sonus Networks, Inc. to be held on [TBD], [TBD], 2017 at [TBD], local time, at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, located at 60 State Street, Boston, Massachusetts 02109 and at any adjournments or postponements thereof, and to vote all shares of common stock which the undersigned would be entitled to vote, if personally present, on the matters set forth on the reverse side and, in accordance with their discretion, on any other business that may properly come before the meeting, and revoke(s) all proxies previously given by the undersigned with respect to the shares covered hereby. This proxy will be voted as directed, or if no direction is indicated, will be voted FOR proposals 1, 2A, 2B, 2C, 2D, 2E, 3 and 4 specified on the reverse, and as said proxies deem advisable on such other matters as may properly come before the meeting. Continued and to be signed on reverse side